UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013

GlobalOptions Group, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	001-33700	30-0342273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains certain “forward-looking statements” that reflect our current expectations and projections about our future results, performance, prospects and opportunities. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to GlobalOptions Group, Inc. or its management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this current report. Readers should carefully review this information as well as other risks and uncertainties described in other filings we make with the Securities and Exchange Commission, or the SEC. We do not undertake any obligation to publicly update these forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

Item 8.01     Other Events.

As previously reported, on July 11, 2013, GlobalOptions Group, Inc. (“GlobalOptions Group”) entered into an Agreement and Plan of Merger with GO Merger Sub LLC (“Merger Sub”), our wholly-owned subsidiary, Walker Digital, LLC (“Walker Digital”) and Walker Digital Holdings, LLC, a wholly-owned subsidiary of Walker Digital (“Walker Digital Sub”) pursuant to which Merger Sub will merge with and into Walker Digital Sub (the “Merger”), with Walker Digital Sub surviving the Merger and becoming a wholly-owned subsidiary of GlobalOptions Group (the “Merger Agreement”).

After the consummation of the Merger, GlobalOptions Group will consist of the current, wholly-owned patent and other intellectual property assets of Walker Digital, which include 377 granted patents, 94 pending patent applications, intellectual property in development, a de-novo patent licensing business (ASPATT), and 19 active litigation matters. We intend to continue Walker Digital’s multi-pronged monetization strategy to derive increased value from its intellectual property, which includes commercializing inventions in various sectors, forming strategic partnerships with companies to commercialize innovations and protecting and enforcing intellectual property rights through litigation and licensing activities, where appropriate. Additionally, Walker Digital is currently in the process of developing ASPATT, which we will continue to develop and attempt to commercialize.

The consummation of the Merger is subject to a number of conditions, and there can be no assurance that all of the conditions to closing will be satisfied, or where possible, waived; that the Merger Agreement will not be terminated prior to the consummation of the Merger; or that the Merger will become effective.

It is a condition to our obligation to consummate the Merger that Walker Digital deliver to us audited financial statements for the fiscal years ended December 31, 2011 and 2012 with respect to the business of Walker Digital related to the assets and liabilities that we expect to acquire pursuant to the Merger. Those financial statements, as well as the unaudited financial statements for the five months ended May 31, 2013 with respect to the business of Walker Digital related to the assets and liabilities that we expect to acquire pursuant to the Merger, are attached hereto as Exhibit 99.1.

From and after the consummation of the Merger, the risks and uncertainties set forth on Exhibit 99.2 attached hereto, as well as well as the risks and uncertainties set forth in our annual report on Form 10-K for the year ended December 31, 2012, and quarterly reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013, will be material to our operations. Any investment in our common stock involves a high degree of risk, and you should carefully consider these risks and uncertainties before making an investment decision. If any of these risks or uncertainties occur, our business, prospects, financial condition or operating results could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. In assessing the risks described on Exhibit 99.2 attached hereto and in our annual and quarterly reports, you should also refer to the other information contained in this Current Report before making a decision to invest in our common stock.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Audited financial statements for the fiscal years ended December 31, 2011 and 2012 and unaudited financial statements for the five months ended May 31, 2013 with respect to the business of Walker Digital related to the assets and liabilities that we expect to acquire pursuant to the Merger.

99.2	Risk Factors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2013

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited financial statements for the fiscal years ended December 31, 2011 and 2012 and the unaudited financial statements for the five months ended May 31, 2013 with respect to the business of Walker Digital related to the assets and liabilities that we expect to acquire pursuant to the Merger.

99.2	Risk Factors

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